EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. No. 333-73876) pertaining to the Whole Foods Market, Inc. Growing Your Future 401(k) Plan of our report dated September 5, 2003, with respect to the financial statements and schedule of Whole Foods Market, Inc. Growing Your Future 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.

/S/ ERNST & YOUNG LLP

Austin, Texas

December 17, 2003